Exhibit 2.1

EQUITY EXCHANGE AGREEMENT

This Equity Exchange Agreement (this “Agreement”), dated as of October 20, 2021, is entered into by and among Daybreak Oil and Gas, Inc., a Washington corporation (“Parent”), Reabold California LLC, a California limited liability company (“Company”), and Gaelic Resources Ltd, a private company incorporated in the Isle of Man (“Member” and, together with Parent and Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, Member owns one hundred percent (100%) of the outstanding membership interests of Company; and

WHEREAS, the Parties wish to consummate a tax-free transaction pursuant to Section 351 of the Code (as defined below), with Company becoming a wholly-owned subsidiary of Parent as a result of the Equity Exchange (as defined in Section 2.01) on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

The following terms have the meanings specified or referred to in this Article I:

“1934 Act” has the meaning set forth in Section 4.03.

“Act” has the meaning set forth in Section 3.22(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Balance Sheet” has the meaning set forth in Section 3.13.

“Balance Sheet Date” has the meaning set forth in Section 3.13.

"Basket" has the meaning set forth in Section 8.04(a).

“Benefit Plan” has the meaning set forth in Section 3.18(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Houston, Texas are authorized or required by Law to be closed for business.

“Capital Raise” means the capital raise transaction contemplated by the Capital Raise Agreements.

“Capital Raise Agreements” means copies of fully executed agreements with respect to the Capital Raise Requirement in a form reasonably acceptable to Company.

“Capital Raise Requirement” means Parent has entered into binding agreements with one or more investors with respect to the purchase by such investor(s) from Parent, no later than one (1) Business Day following the Closing Date, of at least 125,000,000 shares, in the aggregate, of Parent Common Stock at a purchase price of not less than $0.02 per share.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Charter Documents” has the meaning set forth in Section 3.03.

“Company Intellectual Property” means all Intellectual Property listed in Section 3.11 of the Disclosure Schedules.

“Company License Interests” means Company’s license interests in Monroe Swell in Monterey County, California, and West Brentwood in Contra Costa County, California, and the Company’s interests pursuant to certain Earn in Agreements for the Grizzly Island Project and McCool Ranch Project for which Company has the right, but not the obligation, to earn a license interest as determined by a Joint Exploration and Development Agreement.

“Company Managers” means Dero D. Parker, Stephen Williams and Sachin Oza, the managers of Company.

2

“Company Membership Interests” means the outstanding membership interests of Company.

“Company Operating Agreement” means that certain amended and restated operating agreement, effective as of August 25, 2021, of Company.

“Company Reserve Report” has the meaning set forth in Section 3.10(a).

“Company Transaction Expenses” means all fees and expenses of legal and accounting professionals incurred by Member and Company and any of their respective Affiliates at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the performance and consummation of the Equity Exchange and the other transactions contemplated hereby and thereby.

“Contract” means any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral.

“Contractor Operator Agreement” has the meaning set forth in Section 2.03(c)(vii)

“Debt Conversion” has the meaning set forth in Section 7.01(c).

“Debt Conversion Agreements” has the meaning set forth in Section 2.03(c)(v).

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Company and Parent concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“East Slopes Project” means that certain oil and gas exploration and development project in Kern County, California in which Parent has a Parent License Interest.

“Effective Time” has the meaning set forth in Section 2.04.

"Environmental Laws" has the meaning set forth in Section 3.17(c).

“Equity Exchange” has the meaning set forth in Section 2.01.

“ERISA” has the meaning set forth in Section 3.18(a).

“Excluded Related Party Liability” means approximately $155,548 of indebtedness pursuant to that certain Secured Promissory Note dated December 22, 2020 entered into by Parent in favor of James Forrest Westmoreland and Angela Marie Westmoreland, Co-Trustees of the James and Angela Westmoreland Revocable Trust.

3

“Financial Statements” has the meaning set forth in Section 3.13.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Hazardous Substances" has the meaning set forth in Section 3.17(c).

“Hydrocarbons” means crude oil, natural gas, condensate, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, products, liquids and other hydrocarbons and other minerals and materials of every kind and description.

“Indemnified Party” has the meaning set forth in Section 8.04.

“Indemnifying Party” has the meaning set forth in Section 8.04.

“Independent Accountant” has the meaning set forth in Section 6.03(b).

“Insurance Policies” has the meaning set forth in Section 3.12.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals,

4

continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

“Knowledge” means, when used with respect to Company, the actual knowledge of a Company Manager, after reasonable due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“License Interests” means the Company License Interests and the Parent License Interests.

“Liabilities” has the meaning set forth in Section 3.07.

“Long-Stop Date” has the meaning set forth in Section 9.01(b)

“Loss” or “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include indirect or consequential damages or punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any change, effect, circumstance, event, occurrence, condition, development or state of facts which, individually or in the aggregate, is, has had, or would reasonably be expected to have, a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of Company; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of a Purchaser; (vi) any changes in applicable Laws or accounting rules or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disaster or acts of God; (ix) any epidemics, pandemics, disease outbreaks, or other public health emergencies, including the COVID-19 pandemic; or (x)

5

any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions.

“Material Contract” has the meaning set forth in Section 3.08(a).

“Member” has the meaning set forth in the preamble.

“Member Director” has the meaning set forth in Section 7.03(e).

“Member Director Threshold” has the meaning set forth in Section 2.03(c)(vii).

“Member Indemnitees” has the meaning set forth in Section 8.03.

“Parent” has the meaning set forth in the preamble.

“Parent Ancillary Agreements” means the Contract Operator Agreement, the Debt Conversion Agreements, the Capital Raise Agreements, the Registration Rights Agreement and the Voting Agreement.

“Parent Common Stock” has the meaning set forth in Section 4.04(a).

“Parent Series A Preferred Stock” has the meaning set forth in Section 4.04(a)

“Parent License Interests” means Parent’s license interests in the East Slopes Project and in Montcalm County, Michigan.

“Parent Indemnitees” has the meaning set forth in Section 8.02.

“Parent Shares” has the meaning set forth in Section 2.01.

“Party” or “Parties” have the meanings set forth in the preamble.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Post-Closing Taxes” means Taxes of Company for any Post-Closing Tax Period.

6

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of Company for any Pre-Closing Tax Period.

“Related Party Liabilities” means those Liabilities set forth in Exhibit A attached hereto, and excluding the Excluded Related Party Liability.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restated Articles” means Parent’s Amended and Restated Articles of Incorporation filed with the Washington Secretary of State, as amended from time to time.

“Restrictive Covenants” has the meaning set forth in Section 3.04(c).

“Registration Rights Agreement” means an agreement in substantially the form of Exhibit B attached hereto.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.03.

“Second Restated Articles” has the meaning set forth in Section 5.01(g).

“Series A Conversion” has the meaning set forth in Section 5.01(h).“Shareholder Approval” means the approval of the requisite number of holders of each class of Parent’s capital stock.

“Straddle Period” has the meaning set forth in Section 6.04.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Claim” has the meaning set forth in Section 6.05.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

7

“Union” has the meaning set forth in Section 3.19(b).

“Voting Agreement” has the meaning set forth in Section 2.03(c)(vii).

“Westmoreland Director Threshold” has the meaning set forth in Section 2.03(c)(vii).

“WBCA” means the Washington Business Corporation Act.

Article II
The Equity Exchange

Section 2.01      The Equity Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, (a) Member will irrevocably assign and transfer all of the Company Membership Interests to Parent, and (b) Parent will issue 160,964,489 shares of Parent Common Stock to Member (the “Parent Shares”) and deliver to Member a duly executed stock certificate registered in the name of Member and representing the Parent Shares (the “Equity Exchange”). As a result of the Equity Exchange, Company will become a wholly-owned subsidiary of Parent and Member will become the owner of the Parent Shares.

Section 2.02      Closing. Subject to the terms and conditions of this Agreement, the closing of the Equity Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures on the third business day after all conditions to the obligations of the parties set forth in Article VII of this Agreement have been satisfied or waived (other than conditions that are not capable of being satisfied until the Closing, but are expected to be satisfied at the Closing, but subject to the satisfaction or waiver in writing of such conditions), or at such other time or on such other date or at such other place as Member and Parent may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.03      Closing Deliverables.

(a)             At or prior to the Closing, Member shall deliver to Parent an assignment of all Company Membership Interests held by Member.

(b)            At or prior to the Closing, Company shall deliver to Parent the following:

(i)              resignations of the officers of Company and Company Managers pursuant to Section 5.02;

(ii)            a certificate, dated the Closing Date and signed by a Company Manager, certifying that each of the conditions applicable to Company set forth in Section 7.01(e) and 7.01(f) have been satisfied and each of the conditions of Section 7.02 have been satisfied;

(iii)          a certificate of a Company Manager certifying that (A) attached thereto are true and complete copies of (1) all resolutions adopted by the Company Managers authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions

8

contemplated hereby and (2) resolutions of Member approving the Equity Exchange and the consummation of the transactions contemplated by this Agreement, and (B) all such resolutions are in full force and effect and are all the resolutions adopted by Company, Company Managers or Member in connection with the transactions contemplated hereby;

(iv)          proof of payment of all Company Transaction Expenses by wire transfer of immediately available funds on or prior to the Closing Date; and

(v)            such other documents or instruments as Parent reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(c)             At the Closing, Parent shall deliver to Member the following:

(i)              a duly executed share certificate made out in the name of Member representing the Parent Shares;

(ii)            a certificate, dated the Closing Date and signed by a duly authorized officer of Parent, certifying that each of the conditions set forth in Section 7.01 and Section 7.03 have been satisfied,

(iii)          a certificate of the Secretary (or equivalent officer) of Parent certifying that (A) attached thereto are true and complete copies of all resolutions adopted by Parent’s board of directors authorizing the execution, delivery and performance of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and designating the Equity Exchange to be a “strategic business transaction” approved by Parent’s board of directors pursuant to Section 6.4.4(d)(i)(4)(F) of the Restated Articles, (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and by the Parent Ancillary Agreements and (C) attached thereto is a duly executed copy of the certificate of the inspector of elections appointed by Parent’s board of directors with respect to the meeting of Parent’s shareholders to, among other things, approve the Equity Exchange and appoint the Member Director to Parent’s board of directors, which certificate shall indicate that both such items were duly approved at such meeting by Parent’s shareholders;

(iv)          evidence reasonably satisfactory to Member that the Capital Raise Requirement has been satisfied, and copies of all Capital Raise Agreements;

(v)            evidence reasonably satisfactory to Member that the Debt Conversion has been completed in the manner required by Section 7.01(c) and copies of all agreements executed by Parent with respect thereto (the “Debt Conversion Agreements”);

(vi)          a copy of the Contract Operator Agreement attached hereto as Exhibit C executed by Parent and Company pursuant to which Integrity Management Solutions is appointed as contract operator of the Company License Interests for a minimum of the one (1) year period following the Closing Date (the “Contractor Operator Agreement”);

(vii)        a copy of the Voting Agreement in the form of Exhibit D attached hereto (the “Voting Agreement”) duly executed by Parent, Member and James Westmoreland, pursuant to which, (a) for so long as either Member or an Affiliate of Member holds more than 20% of the

9

issued and outstanding Parent Common Stock (calculated based solely on Parent Common Stock outstanding as of the date of calculation) (the “Member Director Threshold”), Parent and the shareholder parties thereto agree to nominate the Member Director to Parent’s board of directors, and the shareholders party thereto agree to vote their shares in favor of the Member Director, (b) Member agrees to cause the Member Director to resign from the board of directors of Parent if the Member Director Threshold is not met, (c) for so long as James Westmoreland holds more than 1% of the issued and outstanding Parent Common Stock (calculated based solely on Parent Common Stock outstanding as of the date of calculation) (the “Westmoreland Director Threshold”), Parent and the shareholder parties thereto agree to nominate James Westmoreland’s qualified designee to Parent’s board of directors, and Member agrees to, and agrees to cause its Affiliates to, vote their shares in favor of such qualified designee, and (d) James Westmoreland agrees to cause his director designee to resign from the board of directors of Parent if the Westmoreland Director Threshold is not met;

(viii)      the Registration Rights Agreement duly executed by Parent; and

(ix)          an indemnification agreement in a form reasonably acceptable to Member between Parent and the Member Director, duly executed by Parent.

Section 2.04      Effective Time. 1 The Equity Exchange shall become effective as of 11:59 p.m., Spokane, Washington time, on the Closing Date (the effective time of the Equity Exchange being hereinafter referred to as the “Effective Time”).

Section 2.05      Effects of the Equity Exchange. The Equity Exchange shall have the effects set forth herein and in the applicable provisions of the WBCA and Section 351 of the Code. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, authority, debts, liabilities, obligations, restrictions and duties of Company shall remain with Company.

Section 2.06      No Further Ownership Rights in Company Membership Interests. The Parent Shares to be issued upon the surrender of the Company Membership Interests in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Membership Interests, and from and after the Effective Time, Member shall have no further ownership rights or rights of any kind associated with the Company Membership Interests.

Article III
Representations and warranties of Company and Member

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Company and Member, jointly and severally, represent and warrant to Parent that the statements

10

contained in this Article III are true and correct as of the date hereof and will be true and correct as of the Effective Time.

Section 3.01      Organization and Qualification of Company. Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of California and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect.

Section 3.02      Authority; Approval. Each of Company and Member has full limited liability company or corporate, as applicable, power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Company and Member of this Agreement and the consummation by Company and Member of the transactions contemplated hereby have been duly authorized by all requisite company and member action on the part of Company and Member (the “Requisite Company Vote”) and no other proceedings on the part of Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Equity Exchange and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and Member, and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a legal, valid and binding obligation of Company and Member enforceable against Company and Member in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.03      No Conflicts; Consents. The execution, delivery and performance by Company and Member of this Agreement and the consummation of the transactions contemplated hereby, including the Equity Exchange, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the limited liability company agreement or other organizational documents of Company (“Company Charter Documents”); (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Company; or (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Company is a party or by which Company is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of

11

Company, except for any such default, acceleration, termination, modification or cancellations that would not reasonably be expected to have a Material Adverse Effect. Save in relation to any announcement required of a recognized investment exchange, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.04      Capitalization

(a)             All of the Company Membership Interests issued and outstanding as of the close of business on the date of this Agreement are owned entirely by Member.

(b)            No subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of Company is authorized or outstanding, and there is no commitment by Company to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, to repurchase or redeem any securities of Company or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security or other such right. There are no declared or accrued unpaid distributions with respect to any Company Membership Interests.

(c)             The Company Membership Interests are not subject to any preemptive rights created by statute, the Company Charter Documents or any agreement to which Company is a party and, except for the transfer restrictions set forth in Article 7 of the Company Operating Agreement and the purchase options set forth in Article 8 of the Company Operating Agreement (collectively, the “Restrictive Covenants”), the Company Membership Interests are free of any Encumbrances created by Company in respect thereof. The Equity Exchange and the other transactions contemplated hereby and thereby will not violate or conflict with the Restrictive Covenants. All issued and outstanding Company Membership Interests were issued in compliance with applicable Law.

(d)            No outstanding Company Membership Interests are subject to vesting or forfeiture rights or repurchase by Company other than as provided by the Restrictive Covenants. There are no outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation or other similar rights with respect to Company or any of its securities.

Section 3.05      No Subsidiaries. Company does not own, or have any interest in any shares or have an ownership interest in any other Person.

Section 3.06      Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body or, to Company’s Knowledge, currently threatened in writing (a) against Company or (b) against any consultant, officer, director or key employee of Company arising out

12

of his or her consulting, employment or board relationship with Company or that could otherwise materially impact Company.

Section 3.07      Undisclosed Liabilities. Company has no liabilities, obligations, or commitments of a type required to be reflected on a balance sheet prepared in accordance with GAAP (collectively, "Liabilities"), except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.08      Material Contracts.

(a)             Company has no Material Contracts other than those Contracts set forth on Section 3.08 of the Disclosure Schedules. Company has provided Parent with a copy of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder). For purposes of this Agreement, the term "Material Contracts" means each of the following Contracts in effect as of the date of this Agreement:

(i)              each Contract of Company involving aggregate consideration in excess of $25,000;

(ii)            all Contracts that provide for the indemnification by Company of any Person or the assumption of any Taxes, environmental, or other Liability of any Person;

(iii)          all Contracts relating to Intellectual Property, including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(iv)          except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of Company; and

(v)            all Contracts that limit or purport to limit the ability of Company to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b)            Each Material Contract is valid and binding on Company in accordance with its terms and is in full force and effect. None of Company or, to Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

Section 3.09      Real Property; Title to Property and Assets. Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of Company, in each case free and clear of all liens, encumbrances and defects or such as do not materially affect the value of such property

13

and do not interfere with the use made and proposed to be made of such property by Company. With respect to the property and assets it leases, Company is in material compliance with each such lease.

Section 3.10      Oil and Gas Interests.

(a)             Company has furnished to Parent prior to the date hereof the report estimating Company’s proved oil and gas reserves as of June 9, 2021 (the “Company Reserve Report”). To Company’s Knowledge, the factual, non-interpretive data on which the Company Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Company Reserve Report was accurate in all material respects as of the date of the Company Reserve Report. Except for changes (including changes in Hydrocarbon prices) generally affecting the oil and gas industry and normal depletion by production, to the Company’s Knowledge there has been no material change in respect of the matters addressed in the Company Reserve Report.

(b)            All wells that are operated by Company have been drilled and (if completed) completed, operated and produced in all material respects in accordance with reasonable and prudent oil and gas field practices and in compliance in all material respects with applicable Contracts and applicable Law. Company is not in violation in any material respect of any applicable Law or Contract requiring Company to plug and abandon any well because the well is not currently capable of producing in commercial quantities or for any other reasons.

(c)             All proceeds from the sale of Hydrocarbons produced from the Company License Interests are being received by Company and are not being held in suspense for any reason.

(d)            Company has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of Hydrocarbons without paying therefor, and the Company License Interests are neither underproduced nor overproduced, in either case, to any material extent, under gas balancing or similar arrangements.

(e)             Company holds all right, title and interest in the Company License Interests. Except as set forth on Section 3.10 of the Disclosure Schedules, the Company License Interests are not subject to any net revenue interests, working interests, overriding royalty interests or other interests that would (i) cause Company to receive less than 100% of all proceeds from the oil, gas, and other Hydrocarbons produced, saved and marketed from or otherwise attributable to each unit or well that is part of the Company License Interests or (ii) obligate Company to pay costs and expenses attributable to the operation and development of a unit or well that is part of the Company License Interests in excess of the applicable working interest or net revenue interest.

(f)             No claim, notice or order from any Governmental Authority or other Person has been received by Company due to Hydrocarbon production from the Company License Interests in excess of allowable production established pursuant to applicable Law that would result in any material curtailment of production from the Company License Interests after the Closing Date.

(g)            All material operating equipment owned or leased by Company is, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated.

14

(h)            None of the Company License Interests is subject to any preferential purchase or similar right which would become operative, and no Contract permits any third party to elect a new operator with respect to any Company License Interest, as a result of the transactions contemplated by this Agreement.

(i)              The Company License Interests are not subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

(j)              Company is not bound by any futures, hedge, swap, collar, put, call, floor, cap, option or other Contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

Section 3.11      Intellectual Property. Section 3.11 of the Disclosure Schedules lists all Company Intellectual Property. Company owns or has adequate, valid and enforceable rights to use all Company Intellectual Property, free and clear of all encumbrances, except for encumbrances arising out of the license or other agreements disclosed in Section 3.11 of the Disclosure Schedules. Company is not bound by any outstanding judgment, injunction, order or decree restricting the use of Company Intellectual Property, or restricting the licensing thereof to any person or entity. All Company Intellectual Property is valid, subsisting and in full force and effect and Company has paid all maintenance fees and made all filings required to maintain Company’s ownership thereof. To Company’s Knowledge, Company’s prior and current use of the Company Intellectual Property has not and does not infringe, violate, dilute or misappropriate the intellectual property of any Person. There are no claims pending or, to Company’s Knowledge, threatened by any Person with respect to the ownership, validity, enforceability, effectiveness or use of Company Intellectual Property. To Company’s Knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property, and neither Company nor any Affiliate of Company has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.12      Insurance. Company has provided Parent with a complete and correct copy of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Company or its Affiliates (including Company) and relating to the assets, business, operations, employees, officers and directors of Company (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Company. Such Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. Neither Company nor any of its Affiliates (including the Member) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. None of Company or any of its Affiliates (including the Member) is in default under, or has otherwise failed

15

to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to Company and are sufficient for compliance with all applicable Laws and Material Contracts to which Company is a party or by which it is bound.

Section 3.13      Financial Statements. Complete copies of Company's financial statements consisting of the balance sheet of Company as of February 28, 2019, February 29, 2020, February 28, 2021 and May 31, 2021, and the related statements of income and retained earnings and member’s equity for the years and periods then ended (the "Financial Statements") have been delivered to Parent. The Financial Statements have been prepared in accordance with commonly accepted ways of recording and reporting accounting information, applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of Company and fairly present in all material respects the financial condition of Company as of the respective dates they were prepared and the results of the operations of Company for the periods indicated. The balance sheet of Company as of May 31, 2021 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date". Company maintains a standard system of accounting established and administered in accordance with GAAP or, if not GAAP, commonly accepted ways of recording and reporting accounting information, applied on a consistent basis.

Section 3.14      Absence of Certain Changes, Events, and Conditions. Except as contemplated by this Agreement, since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to Company, any change, event, condition, or development that is, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.15      Legal Proceedings; Governmental Orders.

(a)             There are no Actions pending or, to Company’s Knowledge, threatened (a) against or by Company affecting any of its properties or assets; or (b) against or by Company that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Company’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)            There are no outstanding Governmental Orders against, relating to, or affecting Company or any of its properties or assets.

Section 3.16      Compliance with Laws Permits.

(a)             Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

16

(b)            All Permits that are required for Company to conduct its business have been obtained and are valid and in full force and effect, except where the failure to obtain a Permit would not reasonably be expected to have a Material Adverse Effect. Company and Member have provided Parent with a list of such Permits and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

Section 3.17      Environmental Matters

(a)             Company has complied, and is now complying, with all Environmental Laws, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither Company nor Member has received notice from any Person that Company, Company’s business or assets, or any real property currently or formerly owned, leased, or used by Company is or may be in violation of any Environmental Law or any applicable Law regarding Hazardous Substances.

(b)            To Company’s Knowledge, there has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in violation of any Environmental Law: (i) with respect to the business or assets of Company; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by Company. To Company’s Knowledge, there are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly owned, leased, or used by Company, and such real property is not affected in any way by any Hazardous Substances.

(c)             As used in this Agreement: (i) "Environmental Laws" means all Laws, now or hereafter in effect, in each case as amended or supplemented from time to time, relating to the regulation and protection of human health, safety, the environment, and natural resources, including any federal, state, or local transfer of ownership notification or approval statutes; and (ii) "Hazardous Substances" means: (A) "hazardous materials," "hazardous wastes," "hazardous substances," "industrial wastes," or "toxic pollutants," as such terms are defined under any Environmental Laws; (B) any other hazardous or radioactive substance, contaminant, or waste; and (C) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, regulation, monitoring, or remediation.

Section 3.18      Employee Benefit Matters.

(a)             Company does not have any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, and including the regulations thereunder, "ERISA"), whether or not written and whether or not subject to ERISA, or any supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, equity, change in control, retention, severance, salary continuation, and other similar agreement, plan, policy, program, practice, or arrangement which is or has been established, maintained, sponsored, or contributed to by Company or under which Company has or may have any Liability (each, a "Benefit Plan").

17

(b)            Company has not now or at any time within the previous six years contributed to, sponsored, or maintained: (i) any "multiemployer plan" as defined in Section 3(37) of ERISA; (ii) any "single-employer plan" as defined in Section 4001(a)(15) of ERISA; (iii) any "multiple employer plan" as defined in Section 413(c) of the Code; (iv) any "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA; (v) a leveraged employee stock ownership plan described in Section 4975 (e)(7) of the Code; or (vi) any other Benefit Plan subject to required minimum funding requirements.

(c)             Neither the execution of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, either alone or in combination with any other event: (i) entitle any current or former director, officer, employee, independent contractor, or consultant of Company to any severance pay, increase in severance pay, or other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of Company to amend or terminate any Benefit Plan; (iv) increase the amount payable under any Benefit Plan; (v) result in any "excess parachute payments" within the meaning of Section 280G(b) of the Code; or (vi) require a "gross-up" or other payment to any "disqualified individual" within the meaning of Section 280G(c) of the Code.

Section 3.19      Employment Matters.

(a)             As of the date of this Agreement, the Company has no employees or independent contractors other than Integrity Management Solutions, Inc. and Radian Partnership. All compensation due and payable to all employees, independent contractors, or consultants of Company for services performed on or prior to the Closing Date will be paid in full as of the Closing Date.

(b)            Company is not, and has not been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization (collectively, "Union"), and no Union has represented or purported to represent any employee of Company. There has never been, nor has there been any threat of, any strike, work stoppage, slowdown, picketing, or other similar labor disruption or dispute affecting Company or any of its employees.

(c)             Company is and has been in compliance in all material respects with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of Company.

Section 3.20      Taxes.

18

(a)             All Tax Returns required to be filed by Company on or before the Closing Date have been, or will be, timely filed. Such Tax Returns are, or with respect to Tax Returns filed after the date of this Agreement, will be, true, correct, and complete in all respects. All Taxes due and owing by Company (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Company. Company has delivered to Parent copies of all Tax Returns and examination reports of Company and statements of deficiencies assessed against, or agreed to by, Company for all Tax periods ending after January 1, 2017. Company has not been a member of an affiliated, combined, consolidated, or unitary Tax group for Tax purposes. Company has no Liability for Taxes of any Person (other than Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Law), as transferee or successor, by contract, or otherwise.

(b)            There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Company.

(c)             Company is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2. Company has complied with all withholding and tax payment obligations, and maintained all documentation, in each case required by applicable tax rules and regulations and/or treaties, if applicable.

Section 3.21      Books and Records. The minute books and record books of Company, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices. The minute books of Company contain accurate and complete records of all meetings, and actions taken by written consent of, the Member and the Company Managers, and no meeting, or action taken by written consent, of the Member or Company Managers has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Company.

Section 3.22      Investor Representations.

(a)             Member acknowledges that the Parent Shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act")), and the Shares will include a restrictive legend, similar to the following:

"THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT."

19

(b)            Member represents that it is acquiring the Parent Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Parent Shares or any part thereof in violation of the Act, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same in violation of the Act, and does not presently have reason to anticipate a change in such intention.

(c)             Without lessening or obviating the representations and warranties of Parent set forth in Article IV, Member hereby: (i) acknowledges that it has received all the information it has requested from Parent and it considers necessary or appropriate for deciding whether to acquire the Parent Shares, (ii) represents that it has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the Parent Shares and to obtain any additional information necessary to verify the accuracy of the information given Member and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(d)            Member acknowledges that investment in the Parent Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Parent Shares for an indefinite period of time and to suffer a complete loss of its investment.

(e)             Without in any way limiting the representations set forth above, Member further agrees not to make any disposition of all or any portion of the Parent Shares unless and until:

(i)              There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii)            Member shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Parent, Member shall have furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 of the Act, except in unusual circumstances.

(f)             Member is an “accredited investor” as such term is defined in Rule 501 under the Act.

Section 3.23      Brokers. Except as may be agreed upon in writing by all the Parties with respect to the Capital Raise, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Member or Company.

20

Article IV
Representations and warranties of parent

Parent represents and warrants to Company and Member that the statements contained in this Article IV are true and correct as of the date hereof and will be true and correct as of the Effective Time.

Section 4.01      Organization and Authority of Parent. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Washington and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Parent is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. Parent has full corporate power and authority to enter into the Parent Ancillary Agreements and, upon receiving Shareholder Approval, to perform its obligations under this Agreement and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent of this Agreement and Parent Ancillary Agreements and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Parent and no other corporate proceedings on the part of Parent other than Shareholder Approval are necessary to authorize the execution, delivery and performance of this Agreement or the Parent Ancillary Agreements or to consummate the Equity Exchange and the other transactions contemplated hereby and thereby. This Agreement and each of the Parent Ancillary Agreements have been duly executed and delivered by Parent, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement and each of the Parent Ancillary Agreements constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.02      No Conflicts; Consents. The execution, delivery and performance by Parent of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Restated Articles, bylaws or other organizational documents of Parent; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Parent; or (c) require the consent, notice or other action by any Person under any Contract to which Parent is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent in connection with the execution, delivery and performance of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions

21

contemplated hereby and thereby, except for any federal and/or state securities filings determined necessary or prudent by Parent.

Section 4.03      SEC Documents; Financial Statements. Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and being hereinafter referred to as the "SEC Documents"). The SEC Documents comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parent included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Notwithstanding anything to the contrary set forth in this Section, Parent has not held an annual or special meeting of its shareholders since 2010 and, accordingly, has not filed any proxy statements or made any disclosures required to be contained in proxy statement materials.

Section 4.04      Capitalization.

(a)             The authorized capital stock of Parent as of the date of this Agreement consists of (i) 200,000,000 shares of common stock, par value $0.001 per share (“Parent Common Stock”), of which (A) 60,491,122 shares are issued and outstanding, (B) 2,128,704 shares are reserved for issuance upon conversion of the Series A Convertible Preferred Stock and (C) 2,100,000 shares are reserved for issuance upon exercise of outstanding warrants; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,400,000 shares have been designated Series A Convertible Preferred Stock (“Parent Series A Preferred Stock”), 709,568 of which have been issued and are currently outstanding.

(b)            As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of Parent will have been duly authorized, validly issued, fully paid and non-assessable, (ii) all of the issued and outstanding shares of capital stock of Parent will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of Parent will have been issued in violation of any agreement, arrangement or

22

commitment to which Parent is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) all of the shares will have the rights, preferences, powers, restrictions and limitations set forth in the Restated Articles and under the WBCA.

(c)             The Equity Exchange will not result in any anti-dilution adjustment to the number of conversion shares issuable upon conversion of the Parent Series A Preferred Stock.

Section 4.05      Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body or, to Parent’s knowledge, currently threatened in writing (a) against Parent or (b) against any consultant, officer, director or key employee of Parent arising out of his or her consulting, employment or board relationship with Parent or that could otherwise materially impact Parent.

Section 4.06      Compliance with Other Instruments. Parent is not in violation or default (a) of any provisions of the Restated Articles or bylaws, (b) of any judgment, order, writ or decree of any court or governmental entity, (c) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party, or, (d) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to Parent. The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (i) a default under the Restated Articles, bylaws or any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of Parent or the suspension, revocation, forfeiture, or nonrenewal of any Permit applicable to Parent.

Section 4.07      Brokers. Except as may be agreed upon in writing by all the Parties with respect to the Capital Raise, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Parent.

Section 4.08      Debt Conversion. The Debt Conversion contemplated by Section 7.01(c) of this Agreement will comply with all applicable Laws.

Section 4.09      United States Real Property Holding Corporation. Immediately following the Closing: (i) Parent will be a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, and (ii) all shares of Parent Common Stock and Parent Series A Preferred Stock will constitute “United States real property interest” within the meaning of Section 897(c)(1)(A)(ii) of the Code.

23

Article V
Covenants

Section 5.01      Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing (which consent shall not be unreasonably withheld or delayed) by Parent and the Member or, with respect to subsections (g) and (h) below, by Member:

(a)             Each of Company and Parent shall (x) conduct its business in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact its current organization, assets, business and franchise and preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with it;

(b)            Each of Company and Parent shall continue to meet all their respective License Interest costs; provided, that, wherever practical, each such Party shall consult with the other Party prior to making any such payments;

(c)             Each of Company and Parent shall provide the other Party with access to such technical, financial and contractual information in its possession relating to its License Interests as the requesting Party may from time to time reasonably request;

(d)            Each Party shall keep the other Parties fully informed about all material matters affecting it or its assets (including its License Interests) or financial position, including providing copies of all notices and other information provided by or to it in connection with its License Interests as soon as reasonably practicable after the same become available;

(e)             Each Party shall not, without the prior written consent of the other Parties, agree to amend any documents relating to its License Interests or to execute any new agreement affecting its License Interests;

(f)             Each Party shall not sell, charge, transfer, assign, withdraw from, or encumber in any manner whatsoever its License Interests or any part of them;

(g)            Parent shall seek Shareholder Approval of the Equity Exchange and an amendment or restatement of the Restated Articles to increase the number of total authorized shares of Parent Common Stock to not more than 500,000,000, and, at Parent’s option, to allow a majority share vote to approve transactions where a higher vote is provided by the Washington Business Corporation Act (the “Second Restated Articles”;

(h)            Parent shall not convert, or agree to convert, any of its outstanding indebtedness, including in connection with the Debt Conversion, into Parent Common Stock based on a price per share less than $0.02; provided that Parent may upon the consent of a majority in interest of holders of Parent Series A Preferred Stock, convert the Parent Series A Preferred Stock into Parent Common Stock as described in the Restated Articles (the “Series A Conversion”); and

24

(i)              Each Party shall not take any action which is or might constitute or cause a breach of any representation or warranty made by it pursuant to this Agreement, or which would or might make any of such representations or warranties misleading or inaccurate.

Section 5.02      Resignations. Company shall deliver to Parent written resignations, effective as of the Closing Date, of the officers of the Company and Company Managers on or prior to the Closing.

Section 5.03      Closing Conditions. From the date hereof until the Closing, each Party hereto shall use reasonable best efforts to take or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, including under any applicable Laws, as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof and to consummate and make effective the transactions contemplated hereby and those contemplated by the Parent Ancillary Agreements, including the prompt preparation and filing of all forms, notifications, declarations, registrations, notices and other submissions required to be filed with any Governmental Authority prior to the consummation of the transactions contemplated hereby.

Section 5.04      Proceeds of Capital Raise. Parent covenants to use the proceeds of the Capital Raise as follows:

(a)             To repay in full the debt of Parent known as the UBS Line of Credit, of approximately $822,000; and

(b)            For working capital purposes of Parent.

Section 5.05      Other Post-Closing Covenants. Immediately following the Closing:

(a)             Parent shall take all necessary action to change the name of the Company to “Daybreak, LLC”;

(b)            Parent shall be appointed as the sole manager of the Company; and

(c)             Parent shall amend and restate the Company Operating Agreement by adopting the Amended and Restated Operating Agreement in substantially the form attached hereto as Exhibit E.

Article VI
Tax matters

Section 6.01      Tax Covenants.

(a)             Without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), prior to the Closing, Company, its Representatives and Member shall not make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other

25

transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Parent or Company in respect of any Post-Closing Tax Period. Company agrees that Parent is to have no liability for any Tax resulting from any action of Company, any of its Representatives or Member prior to the Closing. Member shall indemnify and hold harmless Parent against any such Tax or reduction of any Tax asset. Notwithstanding the foregoing, prior to the Closing and without the consent of Parent, Company and/or Member may file IRS Form 8832 (Entity Classification Election).

(b)            All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Member when due. Member shall timely file any Tax Return or other document with respect to such Taxes or fees (and Parent shall cooperate with respect thereto as necessary).

Section 6.02      Tax Indemnification. Member shall indemnify Company, Parent, and each Parent Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.20; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI; (c) all Taxes of Company or relating to the business of Company for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Company (or any predecessor of Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, Member shall reimburse Parent for any Taxes of Company that are the responsibility of Member pursuant to this Section 6.02 within ten (10) Business Days after payment of such Taxes by Parent or Company.

Section 6.03      Tax Returns1

(a)             Company shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by it that are due on or before the Closing Date (taking into account any extensions), and shall timely pay all Taxes that are due and payable on or before the Closing Date (taking into account any extensions). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law).

(b)            Parent shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by Company after the Closing Date with respect to a Pre-Closing Tax Period and for any Straddle Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and, if it is an income or other material Tax Return, shall be submitted by Parent to Member (together with schedules, statements and, to the extent requested by Member, supporting documentation) at least 15 days prior to the

26

due date (including extensions) of such Tax Return. If Member objects to any item on any such Tax Return that relates to a Pre-Closing Tax Period, it shall, within 5 days after delivery of such Tax Return, notify Parent in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Parent and Member shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Parent and Member are unable to reach such agreement within 5 days after receipt by Parent of such notice, the disputed items shall be resolved by an independent accountant mutually selected by Parent and Member (the “Independent Accountant”) and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Parent and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Parent and Member. The preparation and filing of any Tax Return of Company that does not relate to a Pre-Closing Tax Period or Straddle Period shall be exclusively within the control of Parent.

Section 6.04      Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)             in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b)            in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.05      Contests. Parent agrees to give written notice to Member of the receipt of any written notice by Company, Parent or any of Parent’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Parent pursuant to this Article VI (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Parent’s right to indemnification hereunder. Parent shall control the contest or resolution of any Tax Claim; provided, however, that Parent shall obtain the prior written consent of Member (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Member shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Member.

27

Section 6.06    Cooperation and Exchange of Information. Member, Company and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the others in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Member, Company and Parent shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by any of the other parties in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Company for any taxable period beginning before the Closing Date, Member, Company or Parent (as the case may be) shall provide the other parties with reasonable written notice and offer the other parties the opportunity to take custody of such materials.

Section 6.07      Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.20 and this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

Section 6.08      Debt Conversion. Any Taxes relating to or associated with the Debt Conversion shall be the sole responsibility of Parent.

Section 6.09      Overlap. To the extent that any obligation or responsibility pursuant to Article VIII may overlap with an obligation or responsibility pursuant to this Article VI, the provisions of this Article VI shall govern.

Article VII
Conditions to closing

Section 7.01      Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the Parties’ waiver, at or prior to the Closing, of each of the following conditions:

(a)             This Agreement and the transactions contemplated hereby and by the Parent Ancillary Agreements, including the Second Restated Articles, shall have been duly adopted and approved by the board of directors and requisite shareholders of Parent.

(b)            The Capital Raise Requirement shall have been satisfied.

28

(c)             Parent and the applicable counterparties shall have converted all Related Party Liabilities into Parent Common Stock on terms acceptable to Company (the “Debt Conversion”).

(d)            The Parties shall have received such regulatory approvals as any Party may require to effect the transactions contemplated by this Agreement, including but not limited to, any requirements under applicable laws and as set out in the AIM Rules for Companies or the rules of the OTC Markets Group.

(e)             No Action shall have been commenced against Parent or Company, which would prevent the Closing.

(f)             No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.02      Conditions to Obligations of Parent. The obligations of Parent to consummate the transactions contemplated by this Agreement shall be further subject to the fulfillment or Parent’s waiver, at or prior to the Closing, of each of the following conditions:

(a)             This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by Company, Member and the Company Managers.

(b)            The representations and warranties of Company and Member contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects.

(c)             Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or on the Closing Date.

(d)            Member and Company shall have delivered each of the closing deliverables set forth in Section 2.03(a) and Section 2.03(b).

Section 7.03      Conditions to Obligations of Company and Member. The obligations of Company and Member to consummate the transactions contemplated by this Agreement shall be further subject to the fulfillment or Member’s waiver, at or prior to the Closing, of each of the following conditions:

(a)             This Agreement, the Parent Ancillary Agreements and the transactions contemplated hereby and thereby, shall have been duly adopted and approved by the board of directors and requisite shareholders of Parent.

(b)            The representations and warranties of Parent contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects.

(c)             Parent shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or on the Closing Date.

29

(d)            Parent shall have delivered each of the closing deliverables set forth in Section 2.03(c).

(e)             An individual designated by Member shall have been duly elected to the board of directors of Parent, to be effective as of the Effective Time (such individual, the “Member Director”).

(f)             Member shall be reasonably satisfied that the aggregate number of shares of Parent Common Stock issued after the date of this Agreement and on or prior to the Closing Date in connection with the Debt Conversion, the conversion of Parent Series A Preferred Stock, and the conversion or renegotiation of any debt or liabilities of Parent not addressed by the Debt Conversion will not exceed 11,000,000.

Article VIII
Indemnification

Section 8.01      Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.20 which are subject to Article VI) shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in (a) Section 3.01, Section 3.02, Section 3.04, Section 3.23, Section 4.01, Section 4.02, Section 4.04, and Section 4.07 shall survive indefinitely; (b) Section 3.17 shall survive for a period of three (3) years after the Closing; and (c) Section 3.18 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 90 days. All covenants and agreements of the Parties contained herein (other than any covenants or agreements contained in Article VI which are subject to Article VI) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02      Indemnification by Member. Subject to the other terms and conditions of this Article VIII, Member shall indemnify and defend each of Parent and its Affiliates (including Company) and their respective Representatives (collectively, the “Parent Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Parent Indemnitees based upon, arising out of, with respect to or by reason of:

(a)             any inaccuracy in or breach of any of the representations or warranties of Member or Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of Company pursuant to this Agreement (other than in respect of Section 3.20, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to

30

Article VI), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)            any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Member or Company pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VI); or

(c)             any claim made by any third party (including an Affiliate of Company or Member) relating to such Person’s rights with respect to any Company Membership Interest.

Section 8.03      Indemnification by Parent. Subject to the other terms and conditions of this Article VIII, Parent shall indemnify and defend Member and its respective Representatives (collectively, the “Member Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Member Indemnitees based upon, arising out of, with respect to or by reason of:

(a)             any inaccuracy in or breach of any of the representations or warranties of Parent contained in this Agreement or in any certificate or instrument delivered by or on behalf of Parent pursuant to this Agreement as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)            any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Parent pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VI); or

(c)             any claim made by any third party relating to such Person’s rights with respect to the Parent Shares issued to Member.

Section 8.04      Certain Limitations. The Party making a claim under this Article VIII is referred to as the “Indemnified Party” and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)        The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under this Article VIII until the aggregate amount of all Losses in respect

31

of such indemnification exceeds $25,000 (the "Basket"), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Basket.

(b)       Except in the case of fraud or willful misconduct, the aggregate of all Losses for which an Indemnifying Party shall be liable pursuant to Section 8.02(a) or Section 8.03(a), as the case may be, shall not exceed $1,000,000.

(c)       Payments by an Indemnifying Party pursuant to Section 8.02 or Section 8.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party (or Company) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d)       Payments by an Indemnifying Party pursuant to Section 8.02 or Section 8.03 in respect of any Loss shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party.

(e)       In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(f)       Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(g)       Member shall not be liable under this Article VIII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Company or Member contained in this Agreement if Parent had knowledge of such inaccuracy or breach prior to the Closing.

Section 8.05      Indemnification Procedures. For purposes of this Article VIII, (i) if Parent (or any other Parent Indemnitee) comprises the Indemnified Party, any references to Indemnifying Party (except provisions relating to an obligation to make payments) shall be deemed to refer to Member, and (ii) if Parent comprises the Indemnifying Party, any references to the Indemnified Party shall be deemed to refer to Member.

32

(a)             Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Member, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of Company, or (y) seeks an injunction or other equitable relief against the Indemnified Parties. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Member and Parent shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

33

(b)            Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)             Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)            Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.20 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VI) shall be governed exclusively by Article VI hereof.

34

Section 8.06    Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within 10 Business Days of such agreement or final, non-appealable adjudication. The parties hereto agree that should an Indemnifying Party not fully satisfy any such obligations within such 10 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to eight percent (8%). Such interest shall be calculated daily on the basis of a 360 day year and the actual number of days elapsed.

Section 8.07      Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.08      Exclusive Remedies. Subject to Section 10.11, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, except with respect to Section 10.11, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Section 8.08 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 10.11.

35

Article IX
Termination

Section 9.01      Termination. This Agreement may be terminated at any time prior to the Closing by:

(a)             the mutual written consent of Member and Parent;

(b)            any Party that is not in material breach of any provision of this Agreement, upon written notice to the other Parties if the closing conditions set forth in Article VII hereof have not been met, or practically cannot be met, by February 14, 2022 (the “Long-Stop Date”);

(c)             any Party if it becomes aware of the existence of any of the following with respect to any other Party and provides written notice, in reasonable detail, of the same to the other Party and such condition is not remedied or capable of being remedied prior to the Long-Stop Date:

(i)              a material breach by such other Party of any of its representations, warranties or covenants contained herein; or

(ii)            any fact, matter, event, circumstance or condition which materially adversely affects the operation, liabilities, condition (whether financial, trading or otherwise) of such other Party’s License Interests.

Section 9.02      Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except that nothing in this Section 9.02 shall relieve any Party for any intentional breach of any provision of this Agreement. The provisions of Article X shall survive any termination of this Agreement.

Article X
Miscellaneous

Section 10.01   Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement of the Parent’s Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the Party incurring such cost and expense, whether or not the Closing shall have occurred.

Section 10.02   Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail

36

of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Company or to Member:	Gaelic Resources Ltd 8th Floor Broadgate Tower 20 Primrose Street London, EC2A 2EW Email: sachin.oza@reabold.com Attention: Sachin Oza

If to Parent:	Daybreak Oil and Gas, Inc. 1414 S. Friendswood Dr., Suite 212 Friendswood, TX 77546 E-mail: jimw@daybreakoilandgas.com Attention: James F. Westmoreland

Section 10.03   Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04   Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

37

Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06   Entire Agreement. This Agreement together with the Exhibits attached hereto and the Parent Ancillary Agreements constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 10.07   Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.08   No Third-party Beneficiaries. Except as provided in Section 6.02 and Article VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09   Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Parent and Member at any time prior to the Effective Time. Any failure of Parent, on the one hand, or Company or Member, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Member (with respect to any failure by Parent) or by Parent (with respect to any failure by Company or Member), respectively, only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 10.10   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

(a)             This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

38

(b)            ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PARENT ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.10(c).

Section 10.11   Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12   Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

39

[SIGNATURE PAGE FOLLOWS]

40

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

PARENT:

DAYBREAK OIL AND GAS, INC.

By:	/s/ JAMES F. WESTMORELAND
Name:	James F. Westmoreland
Title:	President and Chief Executive Office

MEMBER:

GAELIC RESOURCES LTD

By:	/s/ SACHIN OZA
Name:	Sachin Oza
Title:	Co-CEO

COMPANY:

REABOLD CALIFORNIA LLC

By:	/s/ SACHIN OZA
Name:	Sachin Oza
Title:	Manager

41

Disclosure Schedules

EXHIBIT A

Related Party Liabilities

As of May 31, 2021

Debt Obligations to President and Chief Executive Officer

12% Subordinate Note Payable	$250,000
12% Subordinated Note accrued interest	$249,945
Production Revenue Payable	$550,100
Accrued salary to CEO	$46,875
Total payable to President and CEO	$1,096,920

Debt Obligations to officers, directors, and employees

Accrued salaries to employees	$629,813
Accrued director fees	$209,688
Loan payable to employee	$20,000
Expense reimbursement to employee	$22,672
Total payable to officers, directors and employees	$882,173

Total Related Party Liabilities	$1,979,093

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [DATE] among Daybreak Oil and Gas, Inc., a Washington corporation (the “Company”), and the persons identified on Schedule I hereto (collectively, the “Investors” and, each individually, an “Investor”).

WHEREAS, each Investor owns the number of shares of Common Stock (as defined below) of the Company set forth next to such Investor’s name on Schedule I hereto; and

WHEREAS, to induce the Investors to purchase the shares of Common Stock set forth next to such Investor’s name on Schedule I hereto, the Company agreed to grant certain registration rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.               Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors (or any successor governing body) of the Company.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 4(g).

“Demand Registration” has the meaning set forth in Section 2(a).

“DTCDRS” has the meaning set forth in Section 4(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Inspectors” has the meaning set forth in Section 4(h).

“Investors” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Records” has the meaning set forth in Section 4(h).

“Registrable Securities” means (a) any shares of Common Stock beneficially owned by the Investors, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right

2

to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, (iii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), or (iv) such securities have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 5.

2.               Demand Registration.

(a)             At any time after the date of this Agreement, holders of [a majority][1] of the Registrable Securities then outstanding may request registration under the Securities Act of all or a percentage of their Registrable Securities pursuant to a Registration Statement on Form S-1 or any successor form thereto; provided that the aggregate offering price to the public, net of discounts and commissions, must exceed $2,000,000 (each, a “Demand Registration”). Each request for a Demand Registration shall specify the number of Registrable Securities requested to be included in the Demand Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than thirty (30) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have seven (7) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Demand Registration within sixty (60) days after the date on which the initial request is given and shall use its

________________________________

1 Subject to confirmation that Gaelic will hold a majority of the Registrable Securities.

3

commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Demand Registration more than two (2) times for the holders of Registrable Securities as a group.

(b)            The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration, or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold, at least twenty five percent (25%) of their Registrable Securities. The Company may postpone for up to ninety (90) days the filing or effectiveness of a Registration Statement for a Demand Registration if the Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the holders of a majority of the Registrable Securities initiating such Demand Registration shall be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any period of 12 consecutive months.

(c)             If the holders of the Registrable Securities initially requesting a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), and the Company shall include such information in its notice to the other holders of Registrable Securities. The holders of a majority of the Registrable Securities initially requesting the Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(d)            If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Demand Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the shares of Common Stock that the holders of Registrable Securities propose to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons

4

(including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

3.               Piggyback Registration.

(a)             Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within seven (7) days after the Company’s notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2.

(b)            If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than holders of Registrable Securities, allocated among such holders in such manner

5

as they may agree; provided, that in any event the holders of Registrable Securities shall be entitled to register the offer and sale or distribute at least twenty percent (20%) of the securities to be included in any such registration.

(c)             If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of Common Stock other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d)            If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4.               Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act pursuant to the provisions of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

(a)             subject to Section 2(a), prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective;

(b)            in the case of a Demand Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than ninety (90) days, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

6

(c)             within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)            notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e)             furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)             use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4(f);

(g)            notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)            make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

7

(i)              provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j)              use its commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange or other trading portal, if any, on which the Common Stock is then listed;

(k)            in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(l)              otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and timely file complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act; and

(m)          furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(n)            without limiting Section 4(f), use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o)            notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p)            advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

8

(q)            permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(r)             cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System (the “DTCDRS”);

(s)             not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the DTCDRS;

(t)              take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(u)            otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

5.               Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the holders of a majority of the Registrable

9

Securities initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. Notwithstanding the foregoing, except as provided under Section 2(c), the Company shall not be responsible for any expenses incurred in connection with a Demand Registration if the registration request is subsequently withdrawn in writing by the holders of a majority of the Registrable Securities originally requesting such Demand Registration (in which case, all participating holders shall bear such expenses pro rata) unless the holders of a majority of the Registrable Securities agree to forfeit their right to one Demand Registration. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

6.               Indemnification.

(a)             The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

10

(b)            In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c)             Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 6, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such

11

indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d)            If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.               Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms

12

of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Common Stock to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6.

8.               Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(a)             make and keep public information available, as those terms are understood and defined in Rule 144;

(b)            use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)             furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

9.               Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9).

If to the Company:	Daybreak Oil and Gas, Inc. 1414 S. Friendswood Drive, Suite 212 Friendswood, Texas 77546 E-mail: [E-MAIL ADDRESS] Attention: CEO
13

If to any Investor, to such Investor’s address as set forth in the register of stockholders maintained by the Company.

10.            Entire Agreement. This Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

11.            Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company's assets, or similar transaction, without the consent of the Investors; provided, that the successor or acquiring Person agrees in writing to assume all of the Company's rights and obligations under this Agreement. Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

12.            No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 6 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 6.

13.            Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14.            Amendment, Modification and Waiver. Except as otherwise provided herein, the provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14

15.            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16.            Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

17.            Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States or the courts of the State of WASHINGTON in each case located in the city of HOUSTON and County of HARRIS, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

18.            Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to

15

enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.

19.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

20.            Further Assurances. Each of the parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

21.            Termination. This Agreement shall automatically terminate upon the earlier of (a) the fifth anniversary of the date of this Agreement, (b) with respect to a particular holder of Registrable Securities, if such holder is able to sell all of its Registrable Securities in a ninety (90) period pursuant to Rule 144 and (c) the occurrence of a liquidation, dissolution or winding up of the Company, or a “deemed liquidation” as described in the Amended and Restated Articles of Incorporation in effect as of the date hereof, and as the same may from time to time be amended and modified hereafter; provided, that the provisions of Section 5 and Section 6 shall survive any termination under subsections (a) and (b) of this Section 21.

[SIGNATURE PAGE FOLLOWS]

16

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

DAYBREAK OIL AND GAS, INC.

By:
Name:
Title:

INVESTOR:

If an Individual:

__________________________________

Name: ____________________________

If an Entity:

Legal Name of Entity:

______________________________________

By: ___________________________________

Name: ________________________________

Title: _________________________________

Schedule I

List of Investors

EXHIBIT C

 CONTRACT OPERATOR AGREEMENT

EXHIBIT D

Voting Agreement

This Voting Agreement (this "Agreement"), dated as of [DATE], is entered into by and among Daybreak Oil and Gas, Inc., a Washington corporation (the “Company"), James F. Westmoreland, a shareholder of the Company ("Westmoreland"), and Gaelic Resources Ltd, a private company incorporated in the Isle of Man (“Gaelic”). The Company, Gaelic and Westmoreland are each sometimes referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, the Company, Gaelic and Reabold California LLC, a California limited liability company (“Reabold”), are parties to that certain Equity Exchange Agreement dated as of [DATE] (the “Exchange Agreement”), pursuant to which Reabold will become a wholly owned subsidiary of the Company and Gaelic will become a shareholder of the Company pursuant to the terms thereto (the “Exchange”); and

WHEREAS, the execution of this Agreement by the Company and Westmoreland is a condition precedent to the obligations of Gaelic and Reabold to consummate the Exchange; and

WHEREAS, Westmoreland and the Company will benefit from the Exchange.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.                Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Exchange Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a)              “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, "Beneficially Own" and "Beneficial Ownership" shall also include record ownership of securities.

(b)             "Beneficial Owner" means the Person who Beneficially Owns the referenced securities.

(c)              "Company Common Stock" means the shares of common stock, par value $0.001 per share, of the Company.

(d)             “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)              “Company Preferred Stock” means the shares of preferred stock, par value $0.001 per share, of the Company.

(f)              “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(g)              “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(h)             “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

(i)               “Securities Act” means the Securities Act of 1933, as amended.

(j)               “Shares”, with respect to a shareholder of the Company means all Company Common Stock and all Company Preferred Stock Beneficially Owned by such shareholder, whether now owned or subsequently acquired.

2.          Agreements Regarding Directors.

(a)        Agreement to Vote and Approve. Each of Westmoreland and Gaelic agrees to vote, or cause to be voted, all Shares owned by it, or over which it has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders regarding the election of directors, and subject to Section 3 and Section 4, in favor of the following nominees to the Daybreak board of directors (the “Board”):

(i)              For so long as Gaelic and its Affiliates continue to Beneficially Own an aggregate of at least 20% of the issued and outstanding Company Common Stock (calculated based solely on Company Common Stock outstanding as of the date of calculation and including shares of Common Stock issued or issuable upon conversion of any preferred stock) (the “Gaelic Director Threshold”), one person designated from time to time by Gaelic (the “Gaelic Designee”), which individual shall initially be [_____________]; and

(ii)            For so long as Westmoreland and his Affiliates continue to Beneficially Own an aggregate of at least [__]% of the issued and outstanding Company Common Stock (calculated based solely on Company Common Stock outstanding as of the date of calculation and including shares of Common Stock issued or issuable upon conversion of any preferred stock) (the “Westmoreland Director Threshold”) one person designated from time to time by Westmoreland (the “Westmoreland”), which individual shall initially be James F. Westmoreland.

(b)        Agreement to Nominate. The Company agrees to, with respect to each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders regarding the election of directors, and subject to Section 3 and Section 4:

3

(i)              For so long as the Gaelic Director Threshold is met, include, and use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to include, the Gaelic Designee in the slate of nominees recommended to the shareholders at such meeting; and

(ii)            For so long as the Westmoreland Director Threshold is met, include, and use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to include, the Westmoreland Designee in the slate of nominees recommended to the shareholders at such meeting.

(c)        Agreement to Resign.

(i)              In the event that the Gaelic Director Threshold is not met, Gaelic shall use its best efforts to cause the Gaelic Designee to resign immediately from the Board; provided that this requirement shall not apply if all of the independent directors on the Board vote in favor of the Gaelic Designee remaining on the Board until the next election of directors.

(ii)            In the event that the Westmoreland Director Threshold is not met, Westmoreland shall use its best efforts to cause the Westmoreland Designee to resign immediately from the Board; provided that this requirement shall not apply if all of the independent directors on the Board vote in favor of the Westmoreland Designee remaining on the Board until the next election of directors.

3.               Exclusions. Notwithstanding the provisions of Section 2:

(a)             No Party shall be entitled to designate a Person as a nominee to the Board upon a written determination by the Nominating and Corporate Governance Committee of the Company (which determination shall set forth in writing reasonable grounds for such determination) that such Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. In such an event, Gaelic or Westmoreland, as applicable, shall be entitled to select a Person as a replacement nominee and the Company shall use its best efforts to cause such Person to be nominated as set forth in Section 2(b); and

(b)            No Party shall be entitled to designate a nominee to the Board if it is in material breach of any provision of this Agreement, it being understood that a breach of Section 4 shall be deemed material.

4

4.               “Bad Actor” Matters. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in this Agreement, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

5.               Termination. This Agreement shall terminate upon the earliest to occur of (the "Expiration Time"): (a) the termination of this Agreement by mutual written consent of the Parties; and (b) such time as neither the Gaelic Director Thresholder nor the Westmoreland Director Threshold is met. Nothing in this Section shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

6.               No Agreement as Director or Officer. Without limiting anything to the contrary contained herein, the Parties make no agreement or understanding in this Agreement in any capacity as a director or officer of the Company or any of its subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by any Party in the capacity as a director or officer, including in exercising rights under the Exchange Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict any Party from exercising its fiduciary duties as an officer or director to the Company or its shareholders.

7.               Further Assurances. Each of Westmoreland and Gaelic agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the other Party may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

8.               Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at Law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at Law. Each

5

Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party's seeking or obtaining such equitable relief.

9.               Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

10.            Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to Gaelic:

Gaelic Resources, Ltd
8th Floor
Broadgate Tower
20 Primrose Street
London, EC2A 2EW
Email: sachin.oza@reabold.com
Attention: Sachin Oza

If to Westmoreland:

6

11.       Miscellaneous.

(a)              Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction).

(b)             ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PARENT ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)            Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)             Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail

7

(including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f)             Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(g)            Assignment. Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section shall be null and void.

(h)            No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

[signature page follows]

8

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

GAELIC:

GAELIC RESOURCES LTD

By:
Name:
Title:

WESTMORELAND:

James F. Westmoreland

COMPANY:

DAYBREAK OIL AND GAS, INC.

By:
Name:
Title:

EXHIBIT E

Amended and Restated Operating Agreement of
Daybreak, LLC

This Amended and Restated Operating Agreement (the "Agreement") of Daybreak, LLC (the "Company"), effective as of [DATE] (the "Effective Date"), is entered into by and between the Company and Daybreak Oil and Gas, Inc., a Washington corporation, as the single member of the Company (the "Member") and Daybreak Oil and Gas, Inc., a Washington corporation, as the sole manager of the Company (the “Manager”).

WHEREAS, the Company was formed under the name “Temporary Energy, LLC” as a limited liability company on January 17, 2018 by the filing of the Company’s Articles of Organization with the California Secretary of State pursuant to and in accordance with the California Revised Uniform Limited Liability Company Act (Cal. Corp. Code §§ 17701.01 et seq.), as amended from time to time ("RULLCA"); and pursuant to an Amendment to Articles of Organization filed with the California Secretary of State on June 24, 2019 pursuant to and in accordance with RULLCA the name of the Company was changed to “Reabold California, LLC;” and pursuant to an Amendment to Articles of Organization filed with the California Secretary of State on [______] pursuant to and in accordance with RULLCA the name of the Company was changed to “Daybreak, LLC.”

WHEREAS, the member at the time entered into an Operating Agreement of the Company effective as of January 17, 2018, which was amended pursuant to Amendment No. 1 to Operating Agreement entered into in June of 2018 (as amended, the “Existing Company Agreement”);

WHEREAS, the Member and Manager now desire to amend and restate the Existing Company Agreement to set forth provisions regarding the rights and obligations of Member and Manager and the other matters set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Name. The name of the Company is Daybreak, LLC.

2.           Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under RULLCA and to engage in any and all activities necessary or incidental thereto.

3.           Powers. The Company shall have all the powers necessary or convenient to carry out the purposes for which it is organized, including the powers granted by RULLCA.

4.           Principal Office; Office and Agent for Service of Process.

4.1            Principal Office. The location of the principal office of the Company shall be [STREET ADDRESS], or such other location as the Manager may from time to time designate.

4.2            Office and Agent for Service of Process. The office and agent for service of process on the Company in the State of California shall be the office of and the initial agent named in the Articles of Organization or such other office (which need not be a place of business of the Company) or person as the Manager may designate in the manner provided by RULLCA.

5.           Members.

5.1            Initial Member. The Member owns 100% of the membership interests of the Company. The name and the business, residence, or mailing address of the Member are as follows:

Daybreak Oil and Gas, Inc.

1101 N. Argonne Road, Suite A 211

Spokane Valley, WA 99212

5.2            Additional Members. One or more additional members may be admitted to the Company with the written consent of the Member. Prior to the admission of any such additional members to the Company, the Member shall amend this Agreement or adopt a new operating agreement to make such changes as the Member shall determine to reflect the fact that the Company shall have such additional members. Each additional member shall execute and deliver a supplement or counterpart to this Agreement, as necessary.

5.3            Membership Interests; Certificates. The Company hereby irrevocably elects that all Membership Interests shall be “securities” governed by Article 8 of the Uniform Commercial Code as in effect in the State of California and each other applicable jurisdiction. The ownership of Membership Interests shall be evidenced by certificates. Each certificate evidencing Membership Interests shall bear the following legend:

“THIS CERTIFICATE EVIDENCES AN INTEREST IN DAYBREAK, LLC AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF CALIFORNIA AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OTHER APPLICABLE JURISDICTION.”

This provision shall not be amended, and any purported amendment to this provision shall not take effect, until all outstanding certificates evidencing Membership Interests have been surrendered for cancellation.

6.           Management.

6.1            Authority; Powers and Duties of the Manager. Except for powers reserved to the Member pursuant to this Agreement or RULLCA, the Company shall be manager-managed. The Manager serves at the direction of the Member and shall have all the rights and powers that are conferred by law or are otherwise necessary, advisable or convenient to the discharge of the Manager’s duties and to the management of the business and affairs of the Company. No person or entity dealing with the Company shall have any obligation to inquire into the power or authority of the Manager acting for such purposes on behalf of the Company. The number of managers shall initially be one. The Member shall have the right to elect additional managers, or to remove any Manager, at any time, with or without cause. The initial Manager of the Company is Daybreak Oil and Gas, Inc.

6.2            Election of Officers; Delegation of Authority. The Manager may, from time to time, designate one or more officers with such titles as may be designated by the Manager to act in the name of the Company with such authority as may be delegated to such officers by the Manager (each such designated person, an "Officer"). Any such Officer shall act pursuant to such delegated authority until such Officer is removed by the Manager or the Member. Any action taken by an Officer designated by the Manager pursuant to authority delegated to such Officer shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any Officer set forth in this Agreement and any instrument designating such Officer and the authority delegated to him or her.

7.           Liability of Member and Manager; Indemnification.

7.1            Liability of Member and Manager. Except as otherwise required by RULLCA, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and the Member and Manager shall not be obligated personally for any such debt, obligation, or liability of the Company solely by reason of acting as a member or manager or participating in the management of the Company.

7.2            Indemnification. To the fullest extent permitted under RULLCA (after waiving all RULLCA restrictions on indemnification other than those which cannot be eliminated), the Member (irrespective of the capacity in which the Member acts) and Manager shall be entitled to indemnification and advancement of expenses from the Company for and against any loss, damage, claim, or expense (including attorneys' fees) whatsoever incurred by the

Member or Manager relating to or arising out of any act or omission or alleged acts or omissions (whether or not constituting negligence or gross negligence) performed or omitted by the Member or Manager on behalf of the Company; provided, however, that any indemnity under this Section 7.2 shall be provided out of and to the extent of Company assets only, and none of the Member, Manager or any other person shall have any personal liability account thereof.

8.           Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with Section 12.

9.           Capital Contributions. The Member hereby agrees to contribute to the Company such cash, property, or services as determined by the Member in its sole discretion; provided that, absent such determination, the Member is under no obligation, express or implied, to make any such contribution.

10.        Tax Status; Income and Deductions.

10.1         Tax Status. As long as the Company has only one member, it is the intention of the Company and the Member that the Company be treated as a disregarded entity for federal and all relevant state tax purposes and neither the Company nor the Member shall take any action or make any election which is inconsistent with such tax treatment. All provisions of this Agreement are to be construed so as to preserve the Company's tax status as a disregarded entity.

10.2         Income and Deductions. All items of income, gain, loss, deduction, and credit of the Company (including, without limitation, items not subject to federal or state income tax) shall be treated for federal and all relevant state income tax purposes as items of income, gain, loss, deduction, and credit of the Member.

11.        Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Member.

12.        Dissolution; Liquidation.

12.1         Dissolution Events. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the written consent of the Member or (ii) any other event or circumstance giving rise to the dissolution of the Company under Article 7 of RULLCA, unless the Company's existence is continued pursuant to RULLCA.

12.2         Winding Up. Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Member shall (i) if required by RULLCA, file a certificate of dissolution with the California Secretary of State in accordance with RULLCA and (ii) promptly liquidate the business of the Company. During the period of the winding up of the affairs of the Company, the rights and obligations of the Member under this Agreement shall continue. The Member or other person winding up the affairs of the Company shall give written notice of the commencement of winding up to all known creditors and claimants of the Company in accordance with RULLCA.

12.3         Distribution of Proceeds. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied as follows: (i) first, to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (ii) second, to the Member.

12.4         Certificate of Cancellation. Upon the completion of the winding up of the Company, the Member shall file a certificate of cancellation with the California Secretary of State in accordance with RULLCA.

13.        Miscellaneous.

13.1         Amendments. Amendments to this Agreement may be made only with the written consent of the Member.

13.2         Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed, and enforced in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

13.3         Severability. If any provision of this Agreement shall be declared to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall survive to the extent it is not so declared, and the validity, legality, and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

13.4         No Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Operating Agreement to be effective as of the date first written above.

COMPANY:

DAYBREAK, LLC

By: Daybreak Oil and Gas, Inc., its manager

By:
Name:	Jim Westmoreland
Title:	CEO

MEMBER:

Daybreak Oil and Gas, Inc.

By:
Name:	Jim Westmoreland
Title:	CEO

MANAGER:

Daybreak Oil and Gas, Inc.

By:
Name:	Jim Westmoreland
Title:	CEO